EXHIBIT 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Quest Software, Inc. on Form S-8 of our report dated January 29, 2002, appearing in the Annual Report on Form 10-K of Quest Software, Inc. for the year ended December 31, 2001.

/s/    DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California

January 31, 2003